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                                                               Exhibit 21

                                                                  As of
                                                                 3-3-94


                THE SOUTHLAND CORPORATION SUBSIDIARIES/AFFILIATES
                    (Wholly owned unless indicated otherwise)


                                                             JURISDICTION OF
                                                              INCORPORATION
                                                          ---------------------
NAME
ACTIVE:

Bawco Corporation.......................................................Ohio
Brazos Comercial E Empreendimentos Ltda. (a)..........................Brazil
Cityplace Center East Corporation......................................Texas
Cityplace Management Corporation.......................................Texas
HDS Sales Corporation (b)..............................................Texas
Melin Enterprises, Inc (s)..........................................Colorado
Metropolitana de Despensas, S.A. (c)..................................Mexico
     *corporate summary for this company follows summary
    for Valso, S.A., in this book
Naroppet AB...........................................................Sweden
Phil-Seven Properties Corporation (d)............................Philippines
Puerto Rico - 7, Inc. (e)........................................Puerto Rico
Sao Paulo-Seven Comercial, S.A. (f)..................................Brazil
7-Eleven Comercial Ltda. (g).........................................Brazil
7-Eleven of Idaho, Inc. (b)...........................................Idaho
7-Eleven of Massachusetts, Inc. (b)...........................Massachusetts
7-Eleven of Nevada, Inc............................................Delaware
7-Eleven of Virginia, Inc..........................................Virginia
7-Eleven Sales Corporation (b)........................................Texas
SLC Financial Services, Inc...........................................Texas
Small Shops Holding A/S (h)..........................................Norway
    *Subsidiaries (all active) of Small Shops Holding A/S:
      1. Small Shops Danmark A/S (i)................................Denmark
      2. Small Shops Norge A/S (i)...................................Norway
      3. Small Shops Sverige AB (i)..................................Sweden
       (corporate summaries for these subsidiaries follow
        summary for Small Shops Holding A/S in this book)
Southland Canada, Inc. (j)...........................................Canada
Southland International, Inc.........................................Nevada
Southland International Investment
  Corporation N.V. (j).................................Netherlands Antilles
Southland Sales Corporation...........................................Texas
TSC Lending Group, Inc................................................Texas
Tylerland Properties Corp.............................................Texas
Valso, S.A. (k)......................................................Mexico
    *Subsidiary (active) of Valso, S.A.:
      Metropolitana de Despensas, S.A. (c)...........................Mexico
         (corporate summary for Metropolitana de Despensas, S.A., follows summary for Valso, S.A., in this book

INACTIVE:

Citijet Corporation..................................................Texas
Lavicio's, Inc..................................................California


                                 1.



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                                                             JURISTICTION OF
                                                              INCORPORATION
                                                           -------------------
NAME
INACTIVE (cont.):

MTA CAL, Inc......................................................California
7-Eleven Limited (l)..........................................United Kingdom
The Seven Eleven Limited (m).......................................Hong Kong
7-Eleven of Florida, Inc...............................................Texas
7-Eleven Pty. Ltd. (n).............................................Australia
7-Eleven Stores (NZ) Limited (o).................................New Zealand
Southland of Florida, Inc..............................................Texas
Superior 7-11 Stores, Inc..........................................Wisconsin


PERMIT HOLDING COMPANY:

7-Eleven, Inc. (Texas beer license) (p)................................Texas


TITLE HOLDING COMPANY:

The Southland Corporation Employees' Savings and Profit Sharing
Plan Title Holding Corporation (q).....................................Texas


PARENT COMPANY:

IYG Holding Company (r).............................................Delaware


                                  2.


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FOOTNOTES:


(a) 2,248,800 quotas (almost 100%) owned by Southland International Investment Corporation N.V. (a wholly owned subsidiary of Southland International, Inc., a wholly owned subsidiary of The Southland Corporation), and remaining 10 quotas owned by The Southland Corporation

(b) 100% owned by Southland Sales Corporation (a wholly owned subsidiary of The Southland Corporation)

(c) 99.97% of Series A shares owned by Valso, S.A., and remaining .03% owned by other parties; 100% of Series B shares owned by Valso, S.A.

(d) 4.43% owned by The Southland Corporation, and remaining 95.57% owned by various investors; if government in Philippines approves increase in affiliate's authorized capital stock, 4.63% will be owned by The Southland Corporation and remaining 95.37% will be owned by various investors

(e) 59.07% owned by The Southland Corporation, and remaining 40.93% owned by group of investors in Puerto Rico

(f) as of 6-30-93, 4.23% owned by The Southland Corporation, 95.53% owned by Super Trade, Ltd., and remaining .24% owned by other investors; Southland has options to purchase up to 49% of this affiliate until 1-97

(g) 15,999 quotas (almost 100%) owned by The Southland Corporation, and remaining 1 quota owned by 7-Eleven of Nevada, Inc. (a wholly owned subsidiary of The Southland Corporation)

(h) 7.62% owned by The Southland Corporation, and remaining 92.38% owned by various investors (based on Class A common shares only)

(i)  100% owned by Small Shops Holding A/S

(j) 100% owned by Southland International, Inc. (a wholly owned subsidiary of The Southland Corporation)

(k) 49% owned by The Southland Corporation, 51% owned by Valores Corporativos, S.A., and remaining 3 shares owned by other parties

(l) 50% owned by The Southland Corporation, and remaining 50% owned jointly by The Southland Corporation and John H. Rodgers



                                       3.



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(m)  99.9% owned by The Southland Corporation, and remaining .1% owned by
     Wilgrist Nominees Limited, Southland's agent in Hong Kong

(n) 50% owned by David Anthony Walsh, and remaining 50% owned by Anthony Peter John Kelly, for the benefit of Southland

(o) 99% owned by The Southland Corporation, and remaining 1% owned jointly by Southland's local counsel, Bruce Nelson Davidson and Bruce Eynon Tunnicliffe

(p)  100% owned by John P. Thompson

(q) This company was established by The Southland Corporation Employees' Savings and Profit Sharing Plan to hold title to properties under tax code
     Section 501(c)(25). As of November 15, 1991, U.S. Trust Company of California, N.A. was appointed as trustee for The Southland Employees' Trust and The Southland Corporation Employees' Savings and Profit Sharing Plan and assumed all responsibility for this company.

(r) 51% owned by Ito-Yokado Co., Ltd., and remaining 49% owned by Seven-Eleven Japan Co., Ltd. (As of 6-30-93, IYG Holding Company held 64.31% of the common stock of The Southland Corporation.)

(s) 100% owned by Bawco Corporation (a wholly owned subsidiary of The Southland Corporation)


                                  4.